Exhibit 10.1
EXECUTION VERSION

MASTER PURCHASE AND TERMINATION AGREEMENT

 This Master Purchase and Termination Agreement (this "Agreement") is dated as of May 30, 2018 and is made by and between Valhi, Inc., a Delaware corporation ("Valhi"), ASC Holdings, Inc., a Utah corporation ("ASC"), Snake River Sugar Company, an Oregon cooperative corporation ("Snake River"), The Amalgamated Sugar Company LLC, a Delaware limited liability company ("Amalgamated"), the Amalgamated Collateral Trust ("Collateral Trust"), a Delaware business trust, and the other parties named herein (Valhi, ASC, Snake River, and such other parties, collectively the "Parties" and each individually a "Party").

RECITALS

WHEREAS, pursuant to that certain Formation Agreement made January 3, 1997, to be effective for tax and accounting purposes as of December 31, 1996, between Snake River, ASC and Amalgamated (the "Formation Agreement"), Snake River and ASC formed Amalgamated.

WHEREAS, Snake River is the holder of (i) that certain Limited Recourse Promissory Note (the "Limited Recourse Note") in the principal amount of Two Hundred Twelve Million Five Hundred Thousand Dollars ($212,500,000.00) dated January 3, 1997, and payable by Valhi to the order of Snake River, and (ii) that certain Subordinated Promissory Note (the "Subordinated Note") in the principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000.00) dated January 3, 1997, and payable by Valhi to the order of Snake River (the Limited Recourse Note and the Subordinated Note, collectively the "Notes").

WHEREAS, Pursuant to that certain Deposit Trust Agreement (the "Deposit Trust Agreement") related to the Amalgamated Collateral Trust dated May 14, 1997 between ASC and Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), as amended, the Amalgamated Collateral Trust was formed in order to, among other things, hold the limited liability company membership interest of Amalgamated issued to ASC (the "AGM Interest").

WHEREAS, Pursuant to the Deposit Trust Agreement, ASC was issued a Certificate of Beneficial Interest (the "Trust Certificate") issued by the Collateral Trust in return for transferring the AGM Interest to the Collateral Trust.

WHEREAS, Pursuant to that certain Second Amended and Restated Pledge Agreement (the "Pledge Agreement") entered into as of October 14, 2005 between Snake River and ASC, ASC pledged to Snake River the Trust Certificate and the beneficial interest of ASC in the Collateral Trust in order to secure the obligations of Valhi under the Notes.

WHEREAS, Pursuant to that certain Second SPT Guaranty (the "SPT Guaranty") entered into as of October 14, 2005 by the Collateral Trust for the benefit of Snake River, the Collateral Trust guaranteed the obligations of Valhi under the Limited Recourse Note and in certain circumstances guaranteed the obligations of Valhi under the Subordinated Note.

WHEREAS, Pursuant to that certain Second Pledge Agreement (SPT) (the "SPT Pledge Agreement") entered into as of October 14, 2005 between the Collateral Trust and Snake River, the Collateral Trust granted to Snake River a security interest in all of its rights, title and interest in the AGM Interest in order to secure the Collateral Trust's obligations under the SPT Guaranty.

WHEREAS, Amalgamated operates pursuant to the terms of that certain The Amended and Restated Company Agreement of The Amalgamated Sugar Company LLC, dated as of June 3, 2016 to be effective as of January 1, 2016 (the "Company Agreement") entered into among Amalgamated, Snake River and the Collateral Trust.

WHEREAS, Pursuant to that certain Option Agreement (the "Option Agreement") dated October 14, 2005 by and among Snake River, Valhi and the holders of certain indebtedness of Snake River (the "Noteholders"), the Noteholders granted to Valhi an option to purchase all but not less than of all such Snake River indebtedness owned or held by the Noteholders.

WHEREAS, ASC now desires to cause the Collateral Trust to sell the AGM Interest to Snake River, on the terms and conditions described herein, and Snake River desires to so purchase the AGM Interest.

NOW THEREFORE, in consideration of the foregoing and upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement set forth herein, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE I
 SALE OF AGM INTEREST
Section 1.01.  Purchase and Sale.  At the Closing (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement, the Collateral Trust shall sell, transfer and convey to Snake River, and Snake River shall acquire and accept from the Collateral Trust, the AGM Interest, free and clear of all liens and other encumbrances or restrictions on transfer, other than those liens or restrictions on transfer arising pursuant to (A) the articles or certificate of incorporation, bylaws, operating or limited liability company agreement and certificate of formation or organization of Amalgamated, in each case including any amendments thereto, or (B) applicable securities laws (collectively, the "Permitted Liens And Encumbrances").

Section 1.02.  Purchase Price.   The aggregate purchase price for the AGM Interest shall consist of (a) an amount in cash (the "Cash Consideration") payable by Snake River to ASC equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), plus (b) the deemed payment in full by Valhi of the Notes.

Section 1.03.  Closing.   The closing of the sale of the AGM Interest to Snake River pursuant to the terms of this Agreement (the "Closing") shall occur on August 31, 2018, or such other date as shall be agreed upon by Snake River and ASC, at the corporate offices of Snake River or such other place as shall be agreed upon by Snake River and ASC.   At the Closing, Snake River shall pay to ASC the Cash Consideration in immediately available funds by wire transfer to an account or accounts that have been designated by ASC to Snake River at least two business days prior to the Closing.  In addition, at the Closing, and upon the receipt by ASC of the Cash Consideration, the Notes shall be deemed paid in full, in full and complete satisfaction of all of Valhi's obligations under the Notes, and Valhi shall have no further obligation to Snake River under the Notes.

Section 1.04.  Closing Deliveries.
(a)	At the Closing, Wilmington Trust shall deliver or caused to be delivered to Snake River the original certificate representing the AGM Interest.
(b)	At the Closing, Snake River shall deliver or cause to be delivered to ASC the original certificate representing the Trust Certificate.

(c)
At the Closing, Snake River shall deliver or cause to be delivered to Valhi the original Notes, in each case marked "CANCELLED" on the first page of each Note, which cancellation shall be accompanied by the written signature of an authorized officer of Snake River on the first page of each Note.

Section 1.05.  Snake River Closing Condition and Covenant.
(a)
Snake River's obligation to complete the Closing and the transactions contemplated by this Agreement shall be contingent on Snake River obtaining, on or before the Closing, (i) any and all required consents of the secured lenders of Snake River and Amalgamated Sugar to the Closing and the transactions contemplated by this Agreement, (ii) duly executed amendments to the current credit agreements and related documents of Snake River and Amalgamated Sugar permitting the Closing and the transactions contemplated by this Agreement; and/or (iii) refinancing of the secured debt of Snake River and Amalgamated Sugar on terms permitting the Closing and the transactions contemplated by this Agreement (collectively, the "Required Consents").

(b)	Snake River shall work diligently and use commercially reasonable efforts to obtain the Required Consents on or before August 31, 2018.

ARTICLE II
 REPRESENTATIONS AND WARRANTIES
Section 2.01.  Representations and Warranties.  The Parties hereby represent and warrant as follows:
(a)
Organization and Authority.  Each Party is an organization duly and validly organized and existing and in good standing under the laws of their respective states of incorporation, and each Party has the full power to enter into and perform its obligations under this Agreement;

(b)
Authorization and Enforceability.  The execution, delivery and performance of this Agreement by each Party are within their respective powers and have been duly authorized by all necessary action.  This Agreement is the legally valid and binding agreement of each Party, enforceable against each Party in accordance with its terms;

(c)
No Violation or Conflict.  The execution, delivery and performance of this Agreement by each Party does not and will not violate any law or applicable organizational document of each Party, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect on its ability to consummate the transactions contemplated hereby.

(d)
Investment.  Snake River is aware that the AGM Interest being acquired has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws. Snake River is purchasing the AGM Interest solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling all or any part of the AGM Interest.  Snake River and its affiliates will not sell or otherwise dispose of the AGM Interest except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.  Snake River has knowledge, experience and expertise in business and financial matters and has the capability of understanding and evaluating the risks and merits associated with the acquisition of the AGM Interest.  Snake River has read this Agreement and understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.  Snake River acknowledges that it is not in a disparate bargaining position with ASC or the Collateral Trust.   Snake River has been represented or advised by advisors of its own choice, including legal advisors, financial advisors and tax advisors, that have assisted it in understanding and evaluating the risks and merits associated with the acquisition of the AGM Interest.  Snake River can bear the economic risk of an investment in the AGM Interest pursuant to this Agreement and can afford a complete loss of such investment.

(e)
Title.  The Collateral Trust holds of record and owns beneficially the AGM Interest, free and clear of all liens and other encumbrances or restrictions on transfer, other than those liens or restrictions on transfer arising pursuant this Agreement, the Permitted Liens And Encumbrances, or those arising pursuant to the Deposit Trust Agreement, the Pledge Agreement and the SPT Pledge Agreement (which liens and encumbrances arising pursuant to the Deposit Trust Agreement, the Pledge Agreement and the SPT Pledge Agreement shall terminate effective with the termination of such agreements pursuant to the terms of this Agreement).

(f)
No Representations Regarding Amalgamated.  Except as expressly stated herein, ASC and the Collateral Trust expressly disclaim any representation or warranty of any kind or nature, express or implied, to Snake River or any of its affiliates, officers, directors, owners, legal and financial advisors, lenders and creditors or other representatives concerning the condition, value, amount or quality of Amalgamated or its business, operations, assets, technology, liabilities (whether accrued or not accrued, known or unknown, asserted or unasserted, matured or unmatured, conditional or unconditional, patent or latent, liquidated or unliquidated, determined or determinable, absolute or contingent, fixed or otherwise, or whether due or to become due), results of operations, financial condition, liquidity, suitability or fitness for any purpose, projections, forecasts or prospects, and Snake River hereby expressly acknowledges such disclaimer by ASC and the Collateral Trust.

ARTICLE III
 TERMINATION OF AGREEMENTS
Section 3.01.  Termination of Agreements.  Concurrent with the Closing as provided herein, the following agreements (collectively, the "Transaction Agreements") shall be terminated and shall no longer be effective or legally enforceable (and notwithstanding any provision to the contrary in each such Transaction Agreement):

(a)	Deposit Trust Agreement. ASC and Wilmington Trust agree the Deposit Trust Agreement shall be terminated.
(b)	Pledge Agreement. Snake River and ASC agree the Pledge Agreement shall be terminated.
(c)	SPT Guaranty. The Collateral Trust and Snake River agree the SPT Guaranty shall be terminated.
(d)	SPT Pledge Agreement. The Collateral Trust and Snake River agree the SPT Pledge Agreement shall be terminated.
(e)	Company Agreement. Amalgamated, Snake River and The Collateral Trust agree the Company Agreement shall be terminated.
(f)	Option Agreement. Snake River, Valhi and the Noteholders agree the Option Agreement shall be terminated.

ARTICLE IV
MUTUAL RELEASE

Section 4.01.  Release by Valhi Parties. Except as provided in Section 4.05 below, on their own behalf, and on behalf of their respective successors and assigns, Valhi and ASC each hereby irrevocably releases, acquits and forever discharges Snake River and Amalgamated and their respective members, officers, managers, directors, employees, agents, representatives, attorneys, and their respective affiliates, and all other persons, firms, corporations or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly (collectively referred to hereinafter as the "Snake River Releasees") from and against any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, compensation, liabilities and obligations of any kind or nature whatsoever (whether in contract or in tort; whether at law or in equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether alleged or unclaimed) for, on account of, or in any way arising, in whole or in part, from the Transaction Agreements and the prior business and financial relationship between Valhi and ASC, on the one hand, and Snake River and Amalgamated, on the other hand.

Section 4.02.  Release by Snake River Parties. Except as provided in Section 4.05 below, on their own behalf, and on behalf of their respective successors and assigns, Snake River and Amalgamated each hereby irrevocably releases, acquits and forever discharges Valhi, ASC and the Collateral Trust and their respective shareholders, members, officers, managers, directors, trustees employees, agents, representatives, attorneys, and their respective affiliates, and all other persons, firms, corporations or organizations to whom and for whose conduct the parties released hereby are or may be liable, obligated or responsible, directly or indirectly (collectively referred to hereinafter as the "Valhi Releasees") from and against any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, compensation, liabilities and obligations of any kind or nature whatsoever (whether in contract or in tort; whether at law or in equity; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; whether alleged or unclaimed) for, on account of, or in any way arising, in whole or in part, from the Transaction Agreements and the Notes, and the prior business and financial relationship between Snake River and Amalgamated, on the one hand, and Valhi and ASC, on the other hand.

Section 4.03.  Unknown Claims and Liabilities. Each of the Parties understands and agrees that there may be claims and liabilities with respect to the matters released herein, the existence of which and the consequences of which are presently unknown, but which may become known in the future, and which if known at present may have materially affected their respective decisions to enter into this Agreement.  Each of the Parties, nevertheless, intends to and does hereby release the Snake River Releasees and the Valhi Releasees, as applicable, from any and all claims and for any and all liabilities and obligations (except as otherwise provided in this Agreement), whether known or unknown, whether now in existence or hereinafter to arise, and whether if known at present such claims and/or liabilities may have materially affected their respective decisions to execute this Agreement.

Section 4.04.  Comprehensive Release of Claims and Liabilities. Except as provided in Section 4.05 below, this Agreement is a full release of each, every and all claims, liabilities and obligations of every kind and nature which each of the Parties ever had or now have, or may have, which arose, accrued or which may arise or accrue, with respect to or arising out of the Transaction Documents and the Notes, and the business and financial relationship between Valhi and ASC, on the one hand, and Snake River and Amalgamated, on the other hand, as against the Snake River Releasees or the Valhi Releasees, as applicable.  Each of the Parties hereby represents and warrants, that no claim, right, cause of action or demand is reserved (other than pursuant to Section 4.05 below), and the release provided herein waives and releases any and all claims, obligations, demands, costs, expenses, causes of action, compensation and liability of every kind and nature which any of the Parties may be entitled to or have in the future as a result of any events which have occurred relating to or arising out of the Transaction Documents and the Notes, and the business and financial relationship between Valhi and ASC, on the one hand, and Snake River and Amalgamated, on the other hand, as against the Snake River Releasees or the Valhi Releasees, as  applicable.

Section 4.05.  Reservation of Claims. Notwithstanding anything herein to the contrary, (i) Valhi and ASC do not waive and hereby reserve any and all Claims (as defined in Section 4.07(b) below) against Snake River, Amalgamated and the Snake River Releasees arising out of or related to this Agreement and any breach hereof or the performance or non-performance of the Transaction Agreements during the period commencing on the date hereof and ending on the date of Closing, and (ii) Snake River and Amalgamated do not waive and hereby reserve any and all Claims against Valhi, ASC, the Collateral Trust and the Valhi Releasees arising out of or relating to this Agreement and any breach hereof or the performance or non-performance of the Transaction Agreements during the period commencing on the date hereof and ending on the date of Closing.

Section 4.06.  Enforcement of Releases. In any action brought to enforce, construe or seek damages for breach of this Agreement, the prevailing Party(ies) shall be entitled to recover their reasonable attorneys' fees, costs, and expenses of litigation in addition to any other monetary relief or other amount to which it may be entitled, regardless of whether legal action is actually commenced or not.  The amount recoverable includes, without limitation, the preparation of any affirmative claims or defenses, counterclaims, cross-claims or third-party complaints.

Section 4.07  Mutual Representations, Warranties and Covenants. Each of the Parties hereto hereby represents, warrants, covenants and indemnifies each of the other Parties hereto, as follows:

(a)
That each of them is the sole holder and owner of the claims and matters released herein; that no other person or entity has any interest in the claims and matters released pursuant to this Agreement; and that none of them has, nor will they, assign to any person or party any claim or matter within the scope of the releases contained herein;

(b)
That none of them has, nor will they, individually or with any other person or entity, or in any way, file, make, otherwise commence, aid in any way, prosecute, cause or permit to be prosecuted against the Valhi Releasees or the Snake River Releasees, as applicable, any complaint, lawsuit, charge, claim, demand, cause of action, obligation, damage or liability (hereinafter collectively referred to as a "Claim") which (i) is the subject of the releases provided for in this Agreement and (ii) is not covered by the reservation of rights set forth in Section 4.05;

(c)
That in the event of a breach of the covenants set forth in subparagraph (b) of this Section 4.07, each Party hereby agrees and consents to the dismissal or withdrawal, with prejudice, of any such Claim that has been or may in the future be filed by any Party or Parties or on their behalf.  In the event that any Party files any Claim within the scope of those matters described in subparagraph (b) above, it shall be liable to the other Party(ies) against whom the Claim is wrongfully filed and shall indemnify, defend and save each such Party harmless from all costs and expenses, including, without limitation, attorneys' fees incurred by such Party(ies) or their officers, shareholders, members, managers, directors, trustees, agents, employees, directors and/or any other person affiliated or associated with such Party, if any, in defending or responding to any such Claim, regardless of whether such defense or response is before a local, state, or federal court or administrative agency, and regardless of who might ultimately be deemed to be the prevailing party as to any such Claim;

(d)
That each relies wholly upon its own judgment, belief and knowledge of the nature, extent and duration of the Claims released herein, and that neither has been influenced to any extent whatsoever in making this Agreement by any representation or statement regarding claims, liabilities or obligations, or regarding any other matters, made by any other Party, any person or persons representing any other Party, or by any attorney or expert employed by any other Party;

(e)
That each has carefully read this Agreement, and all of its provisions, has received and accepted the advice of its own independent legal counsel with respect hereto, and has entered into this Agreement freely and voluntarily intending that it and the parties for whom it acts be legally bound hereby;

(f)	That each of the covenants and warranties set forth in this Section 4.07 are material terms of this Agreement without which the Parties would not have made the promises set forth herein.

Section 4.08.  Indemnification.

(a)
Indemnification by Snake River and Amalgamated. Subject to Section 4.08(c) below, Snake River and Amalgamated shall indemnify, defend and hold harmless Valhi, ASC and the Collateral Trust and their affiliates, and their respective officers, directors, managers, trustees, employees, agents and representatives (the "Valhi Indemnitees"), from and against any claim, liability, loss, cost, expense or damage of any nature (including, without limitation, fines, forfeitures, penalties, judgments, settlements and settlement amounts, and reasonable attorneys' fees), regardless of the basis thereof, but excluding any special, punitive or consequential damages ("Costs and Damages") incurred or suffered by any of the Valhi Indemnitees relating to, arising out of or resulting from any breach of the terms of this Agreement by Snake River and/or Amalgamated, except to the extent Valhi and ASC are obligated to indemnify Snake River and Amalgamated as provided in subparagraph (b) below. At the request of any of the Valhi Indemnitees, as applicable, Snake River and Amalgamated shall assume the defense of all demands, claims, or actions, suits and all proceedings against the Valhi Indemnitees for which indemnification is provided for under this Section, and the Valhi Indemnitees, as applicable, shall allow Snake River and Amalgamated to participate in the defense thereof; provided, however, (i) Snake River and Amalgamated shall not be obligated to indemnify the Valhi Indemnitees hereunder to the extent that any Costs and Damages are caused by a breach of this Agreement by Valhi and/or ASC or any person or entity engaged by Valhi or ASC, and (ii) the Valhi Indemnitees shall provide Snake River and Amalgamated with prompt written notice of the assertion of  any claim for which they reasonably believe they may be entitled to indemnification hereunder. None of the Valhi Indemnitees shall pay, settle or compromise any such claim without the prior written consent of Snake River and Amalgamated, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)
Indemnification by Valhi and ASC. Subject to Section 4.08(c) below, Valhi and ASC shall indemnify, defend and hold harmless Snake River and Amalgamated and their affiliates, and their respective officers, directors, managers, employees, agents and representatives (the "Snake River Indemnitees"), from and against any Costs and Damages incurred or suffered by any of the Snake River Indemnitees relating to, arising out of or resulting from any breach of the terms of this Agreement by Valhi and/or ASC, except to the extent Snake River and Amalgamated are obligated to indemnify Valhi and ASC as provided in subparagraph (a) above. At the request of any of the Snake River Indemnitees, as applicable, Valhi and ASC shall assume the defense of all demands, claims, or actions, suits and all proceedings against the Snake River Indemnitees for which indemnification is provided for under this Section, and the Snake River Indemnitees, as applicable, shall allow Valhi and ASC to participate in the defense thereof; provided, however, (i) Valhi and ASC shall not be obligated to indemnify the Snake River Indemnitees hereunder to the extent that any Costs and Damages are caused by a breach of this Agreement by Snake River and/or Amalgamated or any person or entity engaged by Snake River or Amalgamated, and (ii) the Snake River Indemnitees shall provide Valhi and ASC with prompt written notice of the assertion of  any claim for which they reasonably believe they may be entitled to indemnification hereunder. None of the Snake River Indemnitees shall pay, settle or compromise any such claim without the prior written consent of Valhi and ASC, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)
Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR NON-ECONOMIC DAMAGES OR LOSSES, HOWEVER CAUSED, INCLUDING BUT NOT LIMITED TO SETTLEMENT COSTS, ATTORNEYS' FEES OR EXPENSES OF ANY KIND WHICH ARE RELATED TO ANY ASSERTION BY ANY PARTY THAT ARISES OUT OF OR IN CONNECTION WITH PERFORMANCE OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, NEGLIGENCE, STRICT LIABILITY, IN TORT, WARRANTY OR ANY LEGAL THEORY ARISING OUT OF ANY CLAIM, DEMAND OR ACTION BROUGHT WITH RESPECT THERETO, EVEN IF THAT PARTY HAS BEEN ADVISED IN ADVANCE OR IS AWARE OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

ARTICLE V
 CONDITIONS TO CLOSING
Section 5.01.  Conditions Precedent to Closing.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the following conditions:
(a)
The Notes.  Valhi shall have complied with all of its obligations under the terms of the Notes, including without limitation all payments of interest due thereon, through and including the Closing Date.

(b)	Deposit Trust Agreement. ASC shall have complied with all of its obligations under the terms of the Deposit Trust Agreement through the Closing Date.
(c)	Pledge Agreement. ASC shall have complied with all of its obligations under the terms of the Pledge Agreement through the Closing Date.

(d)	SPT Guaranty. The Collateral Trust shall have complied with all of its obligations under the terms of the SPT Guaranty through the Closing Date.
(e)	SPT Pledge Agreement. The Collateral Trust shall have complied with all of its obligations under the terms of the SPT Pledge Agreement through the Closing Date.
(f)
Company Agreement.  Amalgamated, Snake River and The Collateral Trust shall have complied with all of their respective obligations under the terms of the Company Agreement through the Closing Date, including without limitation the payment by Amalgamated of all distributions owed to the Collateral Trust and Snake River pursuant to Section 9.3 of the Company Agreement through and including the Closing Date.

ARTICLE VI
 MISCELLANEOUS
Section 6.01.  Notices.  All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties:
If to ASC, Valhi or the Collateral Trust	Valhi, Inc. 5430 LBJ Freeway Suite 1700 Dallas, TX 750401 Attn: General Counsel Facsimile: (972) 448-1445
If to Snake River or: Amalgamated:	Snake River Sugar Company 1951 S. Saturn Way Suite 100 Boise, Idaho 83709 Attn: President Facsimile: (208) 383-6688
With a copy to:	Stoel Rives LLP 101 S. Capital Blvd. Suite 1900 Boise, Idaho 83702 Attn: Paul M. Boyd, Esq. Facsimile: (208) 389-9040 Email: paul.boyd@stoel.com

All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three (3) business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one (1) business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

Section 6.02.  Governing Law.  This Agreement and all claims arising out of or relating to this Agreement and the transaction contemplated by this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of Delaware.
Section 6.03. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Any signed counterpart may be delivered by facsimile or other form of electronic transmission with the same legal force and effect as delivery of an originally signed agreement.
Section 6.04.  Severability.  If any provision of this Agreement shall be declared void or unenforceable by any court of administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement, and this Agreement shall continue in all other respects to be valid and enforceable.
Section 6.05. Successors and Assigns; Assignment.  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective Parties and their successor, assigns, heirs, executors, administrators and other legal representatives, as the case may be. No Party may assign (by contract, stock sale, operation of law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void.
 Section 6.06. Waiver and Amendment.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Parties.  Any such amendment, modification, termination, wavier or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 6.07.  Headings.  The section and subsection headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed a part of this Agreement for any purpose or affect in any way the meaning or interpretation of this Agreement.
Section 6.08.  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

    Section 6.09.  Enforceability and Validity.  Each Party expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the other parties hereto.

Section 6.10.  Entire Agreement.   This Agreement and the transactions contemplated by this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations between such Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

Section 6.11.  Expenses.   Each Party agrees to pay, without right of reimbursement from the other Parties, all costs and expenses incurred by it incident to without limitation, the process leading to the execution of this Agreement, the negotiations and preparations of this Agreement and the performance of its obligations hereunder, including, without limitation, the fees of and disbursements to counsel, accountants, financial advisors, experts and consultants employed by the respective Party in connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.
    Section 6.12.  Further Documents.   Each Party agrees that it shall cooperate and execute any other document or agreement reasonably necessary to carry out the transactions contemplated by this Agreement.

    Section 6.13.  Direction to Resident Trustee.   By its execution hereof, the Company Trustee hereby authorizes and directs the Resident Trustee to execute, deliver and perform this Agreement and to take any and all other actions as may be necessary or convenient to effect and carry out the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, Snake River, Valhi, ASC, Amalgamated and the Collateral Trust have each caused this Agreement to be duly executed and delivered by the respective officers thereunto duly authorized as of the date first written above.

SNAKE RIVER SUGAR COMPANY

By: /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

VALHI, INC.

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and Chief Accounting Officer

ASC HOLDINGS, INC.

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and Chief Accounting Officer

AMALGAMATED COLLATERAL TRUST
By: ASC Holdings, Inc., Company Trustee

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and
 Chief Accounting Officer

THE AMALGAMATED SUGAR COMPANY LLC

By: /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

MEMBERS OF THE AMALGAMATED SUGAR COMPANY LLC:

SNAKE RIVER SUGAR COMPANY

By: /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

AMALGAMATED COLLATERAL TRUST
By: ASC Holdings, Inc., Company Trustee

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and
 Chief Accounting Officer

ACKNOWLEDGED BY RESIDENT TRUSTEE OF THE AMALGAMATED COLLATERAL TRUST:
By:  Wilmington Trust Company, not in its individual capacity but solely as Resident Trustee of the Amalgamated Collateral Trust
By: /s/ Jacqueline Solone
Name: Jacqueline Solone
Title: Vice President

NORTHWEST FARM CREDIT SERVICES, PCA, UNDER THAT CERTAIN CREDIT AGREEMENT EXECUTED BY THE COMPANY AND DATED AS OF OCTOBER 7, 2014 ACKNOWLEDGES RECEIPT OF THE FOREGOING MASTER PURCHASE AGREEMENT AND TERMINATION AGREEMENT AND RESERVES ALL RIGHTS UNDER SAID CREDIT AGREEMENT.

 NORTHWEST FARM CREDIT SERVICES, PCA
By:  /s/ Steven R. Miller
Name:  Steven R. Miller
Title: Relationship Manager

U.S. BANK NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS UNDER THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT EXECUTED BY THE COMPANY AND DATED AS OF JUNE 3, 2016 ACKNOWLEDGES RECEIPT OF THE FOREGOING MASTER PURCHASE AGREEMENT AND TERMINATION AGREEMENT AND RESERVES ALL RIGHTS UNDER SAID CREDIT AGREEMENT.
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Steven B. Brown
Name: Steven B. Brown
Title:   Vice President